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                                                                    Exhibit  21


                         SUBSIDIARIES OF THE REGISTRANT


                                Chesapeake Bank

                        Chesapeake Financial Group, Inc.

                         Chesapeake Investment Services

                              CNB Properties, Inc.

                                       28